UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 10,2000

                               CELEXX CORPORATION


             (Exact name of registrant as specified in its charter)

                        Commission File Number: 000-30468

          Nevada                                                      65-0728991
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          7251 West Palmetto Park Road
                                    Suite 208
                              Boca Raton, FL 33433-
               (Address of principal executive offices) (Zip code)

                                  561-395-1920
               (Registrant's telephone number including area code)


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS


         On or about March 10, 2000, the Company's (`Celexx" and or the "Company") president signed an agreement to exchange 1,000,000 shares of Celexx Common Stock for 1,000,000 shares of common stock from E-Pawn.Com, Inc. (EPWN:OTCBB)("E-Pawn") as part of an omnibus agreement whereby the Celexx would receive substantial payments of management fees as the appointed manager of E-Pawn. The agreement was amended in April,2000 and was at all times subject to approval by the Board of Directors of Celexx. Prior to Celexx obtaining approval from it's Board of Directors, the President of E-Pawn was indicted by the United States Department of Justice for stock fraud and E-Pawn was made the target of further investigations. In addition, at no time did E-Pawn ever appoint the Company as its manager. Based on the above events and the possibility that the investigation of E-Pawn might reveal other securities laws violation, the Company determined that the above agreement was never approved or consummated and has been taking steps to revoke and unwind the transfer of shares. The Company's counsel has opined that the above transaction was viod ab initio (from the beginning) and the Company has informed its transfer agent to cancel the shares issued to E-Pawn. In response to the Company's action, E-Pawn has commenced suit to enforce only those sections of the agreement that are favorable to them. The Company is vigorously defending the action and counsel is of the opinion that the Company will prevail.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CELEXX CORPORATION

Date: August 10, 2000                      By: /s/ David C. Langle
                                           -----------------------
                                           David C. Langle
                                           Vice President
                                           and Chief Financial Officer